                                   EXHIBIT 5

                                  KUTAK ROCK

                                  SUITE 2900
                           717 SEVENTEENTH STREET            ATLANTA
                         DENVER, COLORADO  80202-3329        KANSAS CITY
                                                             LITTLE ROCK
                                 303-297-2400                NEW YORK
                             FACSIMILE 303-292-7799          NEWPORT BEACH
                            http://www.kutakrock.com         OKLAHOMA CITY
                                                             OMAHA
                                                             PHOENIX
                                                             PITTSBURGH
                                                             WASHINGTON


                                January 8, 1999

Nanopierce Technologies, Inc.
370 - 17th Street, Suite 3580
Denver, Colorado 80202

          Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to Nanopierce Technologies, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 13,506,604 shares of common stock, $.0001 par value per share (the "Common Stock"), 470,000 warrants to purchase Common Stock (the "Warrants"), and 58,500 shares of Series B Preferred Stock (the "Preferred Stock") which may be sold from time to time by the selling stockholders and warrant holders identified in the Company's amended registration statement on Form S-1 filed with the Securities and Exchange Commission ("SEC") on or about January 8, 1999. Such registration statement and the related prospectus on file with the SEC at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to render this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion, we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act; (ii) that all required actions are taken and conditions satisfied with respect to the issuance of certain shares of Common Stock and Preferred Stock and certain Warrants as specified in the Prospectus; and (iii) consideration is received for such shares of Common Stock, Preferred Stock and Warrants, we are of the opinion that the Common Stock, Preferred Stock and Warrants when sold will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC promulgated pursuant thereto.

                                                 Very truly yours,

                                                 /s/ Kutak Rock
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                                                 Kutak Rock